UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 30, 2017, Blonder Tongue Laboratories, Inc. (the "Company"), R. L. Drake Holdings, LLC, a wholly-owned subsidiary of the Company ("RLD" and with the Company, collectively, "Borrower"), Blonder Tongue Far East, LLC, a wholly-owned subsidiary of the Company ("Blonder Tongue Far East"), as a guarantor and a credit party, and Sterling National Bank (as lender and as administrative agent, "Sterling") entered into a First Amendment to Loan and Security Agreement (the "Amendment").

The Amendment revised certain provisions of the Loan and Security Agreement dated as of December 28, 2017 by and between Borrower, Blonder Tongue Far East and Sterling (the "Loan Agreement").  In particular, the Amendment amended the definition of certain items used in the calculation of the fixed charge coverage ratio, deferred the first measurement period of the financial covenants provided in the Loan Agreement until January 31, 2017, and modified the terms relating to permitted investments by the Company.  The effectiveness of the Amendment is subject to certain conditions, including the delivery of an acknowledgment and agreement by the Subordinated Lenders party to the Amended and Restated Senior Subordinated Convertible Loan and Security Agreement dated as of March 28, 2016, as amended by the First Amendment thereto dated as of March 21, 2017, by and between the Borrower and the Agent and Subordinated Lenders identified therein, and the payment of an amendment fee to Sterling of $15,000.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.  Upon a default under the Loan Agreement, as amended by the Amendment, including the non-payment of principal or interest, the obligations of Borrower may be accelerated and Sterling may pursue its rights under the Loan Agreement, as amended by the Amendment, the related Guaranty Agreement, the Uniform Commercial Code and any other applicable law or in equity.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.  The following exhibit is filed herewith:

Exhibit No.	Description

10.1
First Amendment to Loan and Security Agreement entered into as of March 30, 2017 by and between Blonder Tongue Laboratories, Inc. and R. L. Drake Holdings, LLC, as Borrowers, Blonder Tongue Far East, LLC, as a Guarantor and a Credit Party and Sterling National Bank, as Administrative Agent and as a Lender, and the other Lenders from time to time party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer
Date: March 30, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1
First Amendment to Loan and Security Agreement entered into as of March 30, 2017 by and between Blonder Tongue Laboratories, Inc. and R. L. Drake Holdings, LLC, as Borrowers, Blonder Tongue Far East, LLC, as a Guarantor and a Credit Party and Sterling National Bank, as Administrative Agent and as a Lender, and the other Lenders from time to time party thereto.

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